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                                                                      Exhibit 23

                                   CONSENT OF
                               FARBER & HASS, LLP
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Remedent USA, Inc.
Los Angeles, California

We hereby consent to the inclusion in this Annual Report on Form 10-KSB, of our report dated July 13, 2003 relating to the financial statements of Remedent USA, Inc. as of March 31, 2003 and March 31, 2002.

FARBER & HASS LLP


/s/ FARBER & HASS, LLP
-----------------------
Dated: July 14, 2003